Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1of GuardianLink of our report dated April 4, 2014, relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 4, 2014, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC

Henderson, NV

May 5, 2014